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                                                                      Exhibit 11


                                PHARMERICA, INC.

                       CALCULATION OF EARNINGS PER SHARE

                FOR THE THREE-MONTH PERIOD ENDING MARCH 31, 1998

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                                                      Basic      Diluted
                                                     --------    -------
Three months ended March 31, 1998:

     Stock Price Assumed                                         $ 12.59
                                                                 =======
     Dilutive effect of Conversion of warrants
       and stock options outstanding                       --      2,478

     Weighed average shares outstanding                87,797     87,797
                                                      -------    -------
Weighed average number of common and
  common equivalent shares outstanding                 87,797     90,275
                                                      =======    =======
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